UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

CAMBRIDGE BANCORP

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38184	04-2777442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1336 Massachusetts Avenue

Cambridge, MA 02138

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 876-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	CATC	NASDAQ
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On December 6, 2019, Cambridge Bancorp, a Massachusetts corporation (the “Company”), entered into an Underwriting Agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Underwriter”), relating to the issuance and sale of 479,000 shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), at a price to the public of $73.00 per share of Common Stock. Pursuant to the terms of the Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 71,850 shares of Common Stock. The estimated net proceeds to the Company from the Offering will be approximately $31.4 million, after deducting the underwriting discount and other estimated offering expenses payable by the Company, or $36.4 million if the Underwriter exercises its option in full. The Company intends to use the net proceeds from the Offering for general corporate purposes, including funding organic growth and potential acquisitions. The Agreement contains customary representations and warranties of the parties and indemnification provisions under which the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Agreement, the Company’s executive officers and directors have agreed not to sell or transfer any shares of Common Stock or other securities of the Company for 90 days after December 6, 2019 without first obtaining the written consent of the Underwriter.

The Offering was made pursuant to an effective shelf registration statement declared effective by the Securities and Exchange Commission on November 4, 2019 (File No. 333-234286), a base prospectus, dated November 4, 2019, included as part of the registration statement, and a prospectus supplement, dated December 6, 2019, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The foregoing is not a complete description of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 6, 2019, by and between Cambridge Bancorp and Keefe, Bruyette & Woods, Inc.

5.1	Opinion of Hogan Lovells US LLP

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMBRIDGE BANCORP

December 10, 2019	By:	/s/ Michael F. Carotenuto
Michael F. Carotenuto
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)